Execution Copy

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED
PROPERTY MANAGEMENT AND SERVICING AGREEMENT
This Amendment No. 1 to the Second Amended and Restated Property Management and Servicing Agreement (this “Amendment”), is entered into as of this 26th day of November, 2014, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, each as an issuer (each, an “Issuer” and, collectively, the “Issuers”), Spirit Realty, L.P. (“Spirit Realty”), as property manager and special servicer (together with its successors in such capacities, the “Property Manager” and “Special Servicer,” respectively), Midland Loan Services, a division of PNC Bank, National Association, as Back-Up Manager (together with its successors in such capacity, the “Back-Up Manager”).
WITNESSETH:
WHEREAS, the Issuers, the Property Manager, the Special Servicer and the Back-Up Manager entered into that certain Second Amended and Restated Property Management and Servicing Agreement, dated as of May 20, 2014 (the “Property Management Agreement”);
WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Issuers and the Indenture Trustee, and Section 9.01 of the Property Management Agreement permit amendments to the Property Management Agreement subject to certain conditions set forth therein;
WHEREAS, the Rating Condition has been satisfied with respect to the amendments set forth in this Amendment;
WHEREAS, the parties hereto desire, in accordance with Article VIII of the Master Indenture and Section 9.01 of the Property Management Agreement, to amend the Property Management Agreement as provided herein; and
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1.Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Property Management Agreement and if not defined therein, shall have the meaning assigned thereto in the Master Indenture.
2.    Amendments to the Property Management Agreement.
(i)    The following definitions shall hereby be incorporated in alphabetical order into Section 1.01 of the Property Management Agreement, and if any such definition is already found in Section 1.01 of the Property Management Agreement, shall replace it in its entirety:

WEIL:\95137936\14\75171.0005

“Allocated Loan Amount”: For any Mortgage Loan or Mortgaged Property (that does not otherwise secure a Mortgage Loan) as of any date of determination, the product of (i) the Aggregate Series Principal Balance and (ii) a fraction, (a) the numerator of which is the Collateral Value of such Mortgage Loan or Mortgaged Property, as applicable, and (b) the denominator of which is the sum of (1) the Aggregate Collateral Value and (2) the Aggregate Collateral Value of Post-Closing Properties multiplied by a fraction, (A) the numerator of which is the outstanding balance of the Post-Closing Acquisition Reserve Account and (B) the denominator of which is the initial balance of the Post-Closing Reserve Account, in each case as of such date of determination; provided that on the Post-Closing Acquisition Date, all acquisitions of Post-Closing Properties and releases from the Post-Closing Acquisition Reserve Account to occur on such Post-Closing Acquisition Date will be given effect for purposes of determining the Allocated Loan Amount.
“Aggregate Collateral Value of Post-Closing Properties”: Unless otherwise specified in the applicable Series Supplement, $94,000,000.
“Default Interest”: With respect to any (i) Lease, any amounts collected thereon (other than late payments, late payment charges or amounts representing the Third Party Option Price (without giving effect to clause (ii) in the definition thereof) paid by the related the Tenant) that represent penalty interest accrued at the rate specified in the related lease agreement and (ii) Mortgage Loan, any amounts collected thereon (other than late payments, late payment charges or Yield Maintenance Premiums) that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan accrued at the related Interest Rate.
“Environmental Condition Mortgaged Property”: Any Mortgaged Property (i) on which a gasoline station or other gasoline pumping facility is operated, (ii) on which, to the Property Manager’s knowledge, oil or other hazardous materials are stored in underground storage tanks, (iii) in the Manufacturing Business Sector or (iv) any other Mortgaged Property that the Property Manager believes, in its reasonable discretion exercised in accordance with the Servicing Standard (including based on the review of any Environmental Report), has a material risk of declining in value due to environmental conditions existing on or in respect of such Mortgaged Property; provided that no Mortgaged Property described in clauses (i) through (iv) shall be an Environmental Condition Mortgaged Property if the Rating Condition is satisfied with respect to the acquisition of such Mortgaged Property by an Issuer.
“Post-Closing Acquisition Reserve Account”: As defined in the Indenture.
“Post-Closing Property”: As defined in the Indenture.
“Tax Required Condition”: As defined in Section 7.01(a).”
(ii)    The following definitions shall be deleted in their entirety from Section 1.01 of the Property Management Agreement:

WEIL:\95137936\14\75171.0005

“Distribution Industry”; “Industrial Industry”; “Industry Group”; “Retail Industry”; and “Service Industry”.
(iii)    The phrase “Restaurant Business Sector” shall be amended and restated as follows in each instance such phrase appears in the definition of “Appraised Value” in Section 1.01 of the Property Management Agreement: “Restaurants/Casual Dining Business Sector or the Restaurants/Quick Service Business Sector”.
(iv)    The definition of “Available Amount” in Section 1.01 of the Property Management Agreement shall be amended as follows:
(1)    the word “and” immediately preceding subsection (viii) shall be deleted; and
(2)    the following shall be inserted at the end of subsection (viii): “, and (ix) any amounts constituting Third Party Option Expenses.”
(v)    The definition of “Third Party Option Price” in Section 1.01 of the Property Management Agreement shall be deleted in its entirety and replaced with the following:
“Third Party Option Price”: A cash price equal to (i) the amount specified in a related Lease or other Lease Document or related agreement, as payable by a Tenant or any other Person in connection with the exercise of a Third Party Purchase Option minus (ii) the Third Party Option Expenses in connection with such exercise.
(vi)    The following definition shall be added to Section 1.01 of the Property Management Agreement:
“Third Party Option Expenses”: Any reasonable out-of-pocket costs and expenses (but not internal costs and expenses) incurred by the Issuers (or the Property Manager or Special Servicer, as applicable, on behalf of the Issuers) in connection with the exercise of a Third Party Purchase Option with respect to the applicable Mortgaged Property; provided, that such costs and expenses shall not exceed $50,000 with respect to any single Mortgaged Property.
(vii)    The phrase “Principal Prepayments,” shall be inserted immediately after the phrase “Property Insurance Proceeds,” in the definition of “Unscheduled Proceeds” in Section 1.01 of the Property Management Agreement.
(viii)    The following text shall be inserted immediately after the phrase “or Mortgaged Properties pursuant thereto” in Section 2.05 of the Property Management Agreement:
“(other than such agreement in which the applicable Issuer does not incur any material liability or obligation or in which the applicable Issuer satisfies each of its material liabilities and obligations thereunder as of the date of such agreement)”

WEIL:\95137936\14\75171.0005

(ix)    The phrase “acquired by the Issuer” in Section 3.01(e) of the Property Management Agreement shall be deleted in its entirety and replaced with the following: “added to the Collateral Pool”.
(x)    The following sentence shall be inserted immediately after the end of the first sentence in Section 3.03(f) of the Property Management Agreement:
“If applicable to a Series of Notes, none of the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, shall take into account amounts on deposit in the Post-Closing Acquisition Reserve Account in determining whether it has made a Nonrecoverable Property Protection Advance or whether any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance.”
(xi)    The following sentence shall be inserted immediately after the end of the second sentence in Section 3.03(h):
“If applicable to a Series of Notes, none of the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, shall take into account amounts on deposit in the Post-Closing Acquisition Reserve Account in such determination of whether a P&I Advance is (or is not) a Nonrecoverable Advance.”
(xii)    Section 4.01(b) of the Property Management Agreement shall be deleted in its entirety and replaced with the following:
“Not later than 2:00 p.m. (New York City time), three (3) Business Days prior to each Payment Date, the Special Servicer shall deliver to the Property Manager and the Indenture Trustee a report containing such information relating to the Specially Serviced Assets and in such form as the Indenture Trustee may reasonably request (such report, the “Special Servicer Report”), reflecting information as of the close of business on the last day of the related Collection Period. For the avoidance of doubt, the Special Servicer Report may be included in the Determination Date Report.”.
(xiii)    The following proviso shall be deleted from Section 7.01(a) of the Property Management Agreement:
“; provided, however, that in no event shall any such release be obtained unless, after giving effect to any such Release and any resulting changes to the Collateral Pool, the Indenture Trustee shall have received an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, no tax gain or loss will be recognized by any Noteholder or any Issuer with respect to any outstanding Series solely as a result of such action and the resulting changes in the Collateral Pool (the “Tax Required Condition”)”
(xiv)    Section 7.01(e)(iii) of the Property Management Agreement shall be deleted in its entirety and replaced with the following:

WEIL:\95137936\14\75171.0005

“ (iii) If the Class Principal Balance of any Class of Notes is greater than zero on the Payment Date that is three years prior to the earliest Legal Final Payment Date of any outstanding Class of Notes, then a disposition period (the “Disposition Period”) will commence on such Payment Date and will continue until the earlier of (i) the date on which the Class Principal Balance of the Class of Notes having the earliest Legal Final Payment Date is reduced to zero and (ii) such Legal Final Payment Date. During the Disposition Period, the Property Manager will be required to utilize efforts consistent with the Servicing Standard to either (i) sell (on behalf of the Issuers) each Mortgage Loan and Mortgaged Property for a price equal to the greater of (x) the applicable Release Price and (y) the applicable Allocated Loan Amount (and in each case in accordance with the other provisions set forth in this Agreement) or (ii) sell (on behalf of the Issuers) all the Mortgage Loans and Mortgaged Properties for no less than an amount sufficient to generate proceeds which would, when combined with all other amounts available for such purposes on deposit in the Collection Account and applied as described in Section 2.11 of the Indenture, cause the Class Principal Balance of each Class of Notes to be reduced to zero and all outstanding expenses of the Issuers to be paid. In the event of any such disposition, the sales proceeds therefor will be deposited as Unscheduled Proceeds into the Collection Account and applied as part of the Available Amount on the Payment Date relating to the Collection Period in which such deposit occurs.”
(xv)    The following phrase shall be inserted immediately after the phrase “Third Party Option Price” in the first sentence of Section 7.02(a):
“(without giving effect to clause (ii) in the definition thereof)”.
(xvi)    The following proviso shall be deleted from Section 7.02(a) of the Property Management Agreement:
“; provided, however, that the Tax Required Condition is met.”
(xvii)    The following proviso shall be deleted form Section 7.02(b) of the Property Management Agreement:
“; provided, further, that the Tax Required Condition is met”
(xviii)    The phrase “that the Tax Required Condition is met, that no Early Amortization Event or has occurred” shall be deleted from Section 7.02(c) of the Property Management Agreement and replaced with the following:
“that no Early Amortization Event has occurred”
(xix)    The following shall be inserted as a new subsection (d) immediately after subsection (c) in Section 7.02 of the Property Management Agreement:
“(d) In the event that the applicable Tenant or any other Person pays any cash price in connection with the exercise of a Third Party Purchase Option, the Issuers (or the Property Manager or Special Servicer, as applicable, on behalf of the Issuers) may use a portion of

WEIL:\95137936\14\75171.0005

such cash price (not to exceed the Third Party Option Expenses with respect to such exercise) to pay the applicable costs and expenses incurred by the Issuers (or such Property Manager or Special Servicer on behalf of such Issuers) in connection with such exercise (and such portion shall not constitute part of the Available Amount for any Payment Date).”
(xx)    The phrase “such Lease, (ii) the” shall be deleted from Section 7.03 of the Property Management Agreement and replaced with the following phrase:
“such Lease and (ii) the”; and
(xxi)    The following phrase shall be deleted from Section 7.03 of the Property Management Agreement:
“and (iii) the Tax Required Condition is met”.
(xxii)    The following shall be inserted as a new subsection (d) immediately after subsection (c) in Section 7.04 of the Property Management Agreement:
“(d) If the definition of “Business Sector” in the Indenture is amended pursuant to an amendment, the Property Manager may reasonably re-designate any Mortgaged Property included in the Collateral Pool in order to give effect to such amendment.”
(xxiii)    The phrase “or e-mail” shall be inserted immediately after the phrase “or if transmitted by facsimile” in Section 9.04 of the Property Management Agreement.
(xxiv)    The phrase “; e-mail: rberry@spiritrealty.com;” shall be inserted at the end of Section 9.04(a) of the Property Management Agreement.
(xxv)    (a) The phrase “e-mail: noticeadmin@midlandls.com and noticeadmin@pnc.com ,” shall be inserted immediately before the phrase “,with a copy to” and (b) the phrase “, e-mail: stephanie@kanlegal.com;” shall be inserted immediately after the phrase “Stephanie Tita” in each case, in Section 9.04(b) of the Property Management Agreement
(xxvi)    Section 9.04(c) of the Property Management Agreement shall be deleted in its entirety and replaced with the following:
“(c) in the case of the Issuers: to Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC or the name of any other Issuer, as applicable, at 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260, facsimile number: 480-606-0820; Attention: Ryan Berry, General Counsel; e-mail: rberry@spiritrealty.com
3.    Reference to and Effect on the Property Management Agreement; Ratification.
(a)Except as specifically amended above, the Property Management Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

WEIL:\95137936\14\75171.0005

(a)    Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Master Indenture or the Property Management Agreement, or constitute a waiver of any provision of any other agreement.
(b)    Upon the effectiveness hereof, each reference in the Property Management to “this Agreement”, “Property Management Agreement”, “Second Amended and Restated Property Management and Servicing Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Property Management Agreement, and each reference in any other Transaction Document to “Property Management Agreement”, “Second Amended and Restated Property Management Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Property Management Agreement shall mean and be a reference to the Property Management Agreement as amended hereby.
4.    Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the Rating Condition has been satisfied with respect to this Amendment.
5.    Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.
6.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
7.    Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
8.    Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
9.    Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the

WEIL:\95137936\14\75171.0005

masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

WEIL:\95137936\14\75171.0005

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.
SPIRIT MASTER FUNDING, LLC, as Issuer
By: Spirit SPE Manager, LLC, a Delaware limited
liability company
Its: Manager
By:

Name:

Title:
SPIRIT MASTER FUNDING II, LLC, as Issuer
By: Spirit SPE Manager, LLC, a Delaware limited
liability company
Its: Manager
By:

Name:

Title:
SPIRIT MASTER FUNDING III, LLC, as Issuer
By: Spirit SPE Manager, LLC, a Delaware limited
liability company
Its: Manager
By:

WEIL:\95137936\14\75171.0005

Name:

Title:
SPIRIT REALTY, L.P.
By: Spirit General OP Holdings, LLC, a Delaware
limited liability company
Its: General Partner
By:

Name:

Title:

WEIL:\95137936\14\75171.0005

MIDLAND LOAN SERVICES, A
DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Back-Up Manager
By:

Name:

Title:
Acknowledged:
CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee
By:

Name:

Title:

WEIL:\95137936\14\75171.0005